Exhibit 99.1

WageWorks Reports Fourth Quarter and Full Year 2014 Financial Results

  Fourth Quarter 2014 total revenue of $78.5 million, a 43 percent increase year-over-year.
  Full year 2014 total revenue of $267.8 million, a 22 percent increase year-over-year.
  Fourth quarter 2014 GAAP net income of $3.1 million or $0.08 per diluted share. Non-GAAP net income per diluted share of $0.23.
  Full year 2014 GAAP net income of $18.2 million or $0.50 per diluted share. Non-GAAP net income per diluted share of $0.94.
  Fourth quarter 2014 non-GAAP adjusted EBITDA of $18.1 million, a 34 percent increase year-over-year.
  Full year 2014 non-GAAP adjusted EBITDA of $71.7 million, a 27 percent increase year-over-year.

SAN MATEO, Calif.--(BUSINESS WIRE)--February 12, 2015--WageWorks, Inc. (the “Company”) (NYSE: WAGE), a leader in administering Consumer-Directed Benefits (CDBs), which empower employees to save money on taxes while also providing corporate tax advantages for employers, today announced the Company's financial results for its fourth quarter and fiscal year ended December 31, 2014.

“Our fourth quarter results concluded another exciting year for WageWorks. Once again, we delivered record sales in both our Enterprise and SMB markets, and saw positive momentum from our cross-sell efforts. The integration of CONEXIS is well underway, and we continue to be optimistic about the value this acquisition will create. Our marketing activities designed to educate employees on the merits of Consumer-Directed Benefits have clearly paid off, as demonstrated by our very successful open enrollment season. We also saw growing adoption of the FSA carryover provision by our clients, which resulted in double-digit increases in employee participation rates for those employers. Combined with the opportunities presented through our channel partners, as well as the private and public exchanges, we enter 2015 with multiple growth levers to drive our business forward,” said Joe Jackson, Chief Executive Officer of WageWorks.

Fourth Quarter 2014 Financial Highlights

For the fourth quarter, WageWorks reported total revenue of $78.5 million, compared to $55.0 million for the fourth quarter of 2013, an increase of 43 percent. Healthcare revenue was $39.8 million, compared to $32.9 million for the fourth quarter of 2013, an increase of 21 percent. Commuter revenue was $15.6 million, compared to $15.2 million for the fourth quarter of 2013, an increase of 3 percent. COBRA revenue was $14.7 million, compared to $4.0 million for the fourth quarter of 2013, an increase of 264 percent. Other revenue was $8.3 million, compared to $2.9 million for the fourth quarter of 2013, an increase of 188 percent.

GAAP operating income was $5.7 million for the fourth quarter of 2014, compared to GAAP operating income of $7.9 million for the fourth quarter of 2013. On a non-GAAP basis, fourth quarter of 2014 operating income was $14.3 million, compared to non-GAAP operating income of $10.4 million for the fourth quarter of 2013.

GAAP net income was $3.1 million, or $0.08 per diluted share, for the fourth quarter of 2014, compared to GAAP net income of $5.3 million, or $0.15 per diluted share, for the fourth quarter of 2013.

On a non-GAAP basis, fourth quarter of 2014 net income was $8.3 million, or $0.23 per diluted share, compared to non-GAAP net income of $6.2 million, or $0.17 per diluted share, for the fourth quarter of 2013. Non-GAAP net income for the fourth quarter of 2013 and 2014 excludes expenses related to stock-based compensation, amortization of acquired intangibles, contingent consideration expense and gain, and the related tax impact of these items.

Non-GAAP adjusted EBITDA was $18.1 million for the fourth quarter of 2014, a 34 percent increase compared to non-GAAP adjusted EBITDA of $13.5 million for the fourth quarter of 2013.

Full Year 2014 Financial Highlights

For the full year 2014, WageWorks reported total revenue of $267.8 million, compared to $219.3 million for the full year 2013, an increase of 22 percent. Healthcare revenue was $156.0 million, compared to $135.1 million for full year 2013, an increase of 15 percent. Commuter revenue was $61.8 million, compared to $59.6 million for the full year 2013, an increase of 4 percent. COBRA revenue was $32.0 million, compared to $15.0 million for the fully year 2013, an increase of 113 percent. Other revenue was $18.1 million, compared to $9.5 million for the full year 2013, an increase of 90 percent.

GAAP operating income was $31.0 million for the full year 2014, compared to GAAP operating income of $32.0 million for the full year 2013. On a non-GAAP basis, full year 2014 operating income was $57.8 million, compared to non-GAAP operating income of $44.9 million for the full year 2013.

GAAP net income was $18.2 million, or $0.50 per diluted share, for the full year 2014, compared to GAAP net income of $21.7 million, or $0.62 per diluted share, for the full year 2013.

On a non-GAAP basis, full year 2014 net income was $34.2 million, or $0.94 per diluted share, compared to non-GAAP net income of $26.3 million, or $0.74 per diluted share, for the full year 2013. Non-GAAP net income for the full year 2013 and 2014 excludes expenses related to stock-based compensation, amortization of acquired intangibles, contingent consideration expense and gain, and the related tax impact of these items.

Non-GAAP adjusted EBITDA was $71.7 million for the full year 2014, a 27 percent increase compared to non-GAAP adjusted EBITDA of $56.5 million for the full year 2013.

The reconciliation of the non-GAAP measures to the comparable GAAP measures for the fourth quarter and full year 2014 and 2013 is detailed in the tables provided in this press release.

As of December 31, 2014, WageWorks had cash and cash equivalents totaling $413.3 million. This compares to cash and cash equivalents totaling $360.0 million as of December 31, 2013.

The Company's Conference Call Information

WageWorks will host a conference call today, February 12, 2015, at 5:00 p.m. ET to discuss the Company’s fourth quarter and fiscal year ended December 31, 2014 financial results and business outlook.

The live webcast of the conference call can be accessed under “Investor Relations” section of the Company’s website at www.wageworks.com. Those wishing to participate in the live call should dial 877-415-3177 (toll-free) or 857-244-7320, and enter pass code 62851586. Following the call, an archived webcast will be available in the “Investor Relations” section of the Company’s website at www.wageworks.com. A telephone replay will be available for one week at 888-286-8010 (toll-free) or 617-801-6888 using the pass code 42618981.

Non-GAAP Financial Information

To supplement the Company’s financial statements presented on a GAAP basis, the Company provides non-GAAP financial measure of net income, operating income, adjusted EBITDA and diluted earnings per share. By providing information about both the overall GAAP financial performance and the non-GAAP measures that focus on what management believes to be its ongoing business operations, the Company believes that the additional information enhances investors’ overall understanding of the Company’s business. The Company’s management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes the impact of stock-based compensation, amortization of acquired intangibles, contingent consideration expense and gain and the related tax impact of all of these items on the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of the Company’s business for planning and forecasting in subsequent periods. The Company’s management does not itself, nor does it suggest that investors should consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever the Company uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above. Investors are also encouraged to review the Company’s GAAP financial statements as reported in its SEC filings.

Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the fourth quarter conference call regarding WageWorks, Inc., which are not historical facts, are “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by terms such as believe, expect, will, provide, should and the negative of these terms or other similar expressions. These statements, including statements relating to continuing to provide value to our employer clients and their employees through our consumer-directed benefits solutions, our acquisition of new employer clients, our retention of existing employer clients, the expected benefits of our channel partnerships, the demand for our consumer-directed benefits solutions, the industry trends regarding consumer-directed health plans and exchange opportunities, the expected benefits of the carryover provision, the expected benefits of our investments and the potential impact on our future operating results are based on current expectations and assumptions that are subject to risks and uncertainties. Our actual results could differ materially from those we anticipate as a result of various factors, including the continued availability of tax-advantaged consumer-directed benefits to employers and employees, our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets, our ability to raise awareness among employers and employees about the advantages of adopting and participating in consumer-directed benefits programs, our ability to acquire and retain new employer clients and to cross-sell our products to existing employer clients, our ability to identify and execute on channel partnerships as well as public and private exchange opportunities, the participation of employees in our employer clients’ consumer-directed benefits programs and the impact of the carryover provision thereon, our ability to compete effectively, our ability to provide high quality service in a cost efficient manner, , and our ability to enhance our product functionality. For a discussion of these and other related risks, please refer to “Risk Factors” in our most recent report on Form 10-Q, which is available on the SEC’s website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made and we disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

About WageWorks

WageWorks (NYSE: WAGE) is a leader in administering Consumer-Directed Benefits (CDBs), which empower employees to save money on taxes while also providing corporate tax advantages for employers. WageWorks is solely dedicated to administering CDBs, including pre-tax spending accounts, such as health and dependent care Flexible Spending Accounts (FSAs), Health Savings Accounts (HSAs), Health Reimbursement Arrangements (HRAs), as well as Commuter Benefit Services, including transit and parking programs, wellness programs, COBRA, and other employee benefits. WageWorks makes it easier to understand and take advantage of Consumer-Directed Benefits for approximately 45,000 employers and over 4 million people. WageWorks is headquartered in San Mateo, California, with offices in major locations throughout the United States. For more information, visit www.wageworks.com.

WAGEWORKS, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,		Year Ended December 31,
	2013	2014	2013	2014
	(unaudited)
	(in thousands, except per share amounts)
Revenues:
Healthcare	$32,896	$39,813	$135,140	$155,989
Commuter	15,201	15,605	59,579	61,776
COBRA	4,045	14,713	15,047	31,996
Other	2,889	8,326	9,512	18,071
Total revenues	55,031	78,457	219,278	267,832

Operating expenses:
Cost of revenues (excluding amortization of internal use software)	22,073	31,321	81,918	100,226
Technology and development	4,958	9,002	21,459	27,741
Sales and marketing	9,039	14,182	34,676	44,940
General and administrative	9,235	11,943	37,637	42,884
Amortization and change in contingent consideration	1,871	6,335	11,612	20,992
Total operating expenses	47,176	72,783	187,302	236,783
Income from operations	7,855	5,674	31,976	31,049
Other income (expenses):
Interest income	1	2	17	5
Interest expense	(266)	(602)	(1,339)	(1,612)
Other income	208	6	248	743
Income before income taxes	7,798	5,080	30,902	30,185
Income tax provision	(2,478)	(1,982)	(9,203)	(11,943)
Net income	$5,320	$3,098	$21,699	$18,242

Basic net income per share	$0.15	$0.09	$0.65	$0.52
Diluted net income per share	$0.15	$0.08	$0.62	$0.50

Shares used in basic net income per share calculations	34,638	35,393	33,626	35,145
Shares used in diluted net income per share calculations	36,313	36,517	35,277	36,330

STOCK-BASED COMPENSATION EXPENSE
Total stock-based compensation expense included in the Consolidated Statements of Income is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2013	2014	2013	2014
	(unaudited)
Cost of revenues	$264	$680	978	$2,227
Technology and development	252	347	818	1,209
Sales and marketing	289	903	1,079	2,466
General and administrative	1,924	2,617	6,331	8,656
	$2,729	$4,547	$9,206	$14,558

WAGEWORKS, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2013	December 31, 2014
	(unaudited)
	(in thousands, except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$359,958	$413,301
Restricted cash	331	332
Accounts receivable, net	32,863	54,453
Deferred tax assets - current	1,985	11,006
Prepaid expenses and other current assets	10,135	14,215
Total current assets	405,272	493,307
Property and equipment, net	26,532	39,137
Goodwill	97,636	157,109
Acquired intangible assets, net	42,786	94,776
Deferred tax assets	10,666	699
Other assets	16,763	9,687
Total assets	$599,655	$794,715

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$49,419	$54,285
Customer obligations	281,153	362,451
Short-term contingent payment	4,265	3,180
Other current liabilities	1,592	11,924
Total current liabilities	336,429	431,840
Long-term debt	29,448	79,219
Long-term contingent payment, net of current portion	3,802	695
Other non-current liabilities	1,844	3,537
Total liabilities	371,523	515,291
Stockholders' equity:
Common stock, $0.001 par value. Authorized 1,000,000 shares; issued and outstanding 34,746 shares at December 31, 2013 and 35,479 shares at December 31, 2014	35	36
Additional paid-in capital	270,519	303,568
Accumulated deficit	(42,422)	(24,180)
Total stockholders' equity	228,132	279,424
Total liabilities and stockholders’ equity	$599,655	$794,715

WAGEWORKS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2013	2014
	(unaudited)
	(in thousands)
Cash flows from operating activities:
Net income	$21,699	$18,242
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,421	4,386
Amortization and change in contingent consideration	11,612	20,992
Stock-based compensation	9,206	14,558
Loss on disposal of fixed assets	128	98
Payment of contingent consideration in excess of initial measurement	(643)	-
Provision for doubtful accounts	180	(367)
Deferred taxes	9,049	10,582
Excess tax benefit from the exercise of stock options	(12,296)	(10,433)
Changes in operating assets and liabilities:
Accounts receivable	(8,457)	(20,969)
Prepaid expenses and other current assets	(3,954)	(2,743)
Other assets	(179)	(2,877)
Accounts payable and accrued expenses	7,840	2,684
Customer obligations	26,339	19,480
Other liabilities	(2,240)	790
Net cash provided by operating activities	61,705	54,423
Cash flows from investing activities:
Purchases of property and equipment	(13,832)	(21,200)
Cash consideration for business acquisitions, net of cash acquired	(752)	(44,334)
Cash paid for acquisition of client contracts	(1,573)	-
Advance payment for acquisition of client contracts	(14,646)	-
Change in restricted cash	3,248	(1)
Net cash used in investing activities	(27,555)	(65,535)
Cash flows from financing activities:
Proceeds from debt	-	49,663
Repayment of debt	(15,000)	-
Proceeds from follow-on offering net of underwriters commissions and discounts	11,550	-
Proceeds from exercise of common stock options	15,981	6,744
Proceeds from issuance of common stock (Employee Stock Purchase Plan)	1,817	2,100
Payment of contingent consideration	(6,629)	(4,485)
Excess tax benefit from the exercise of stock options	12,296	10,433
Net cash provided by financing activities	20,015	64,455
Net increase in cash and cash equivalents	54,165	53,343
Cash and cash equivalents at beginning of the year	305,793	359,958
Cash and cash equivalents at end of the year	$359,958	$413,301

GAAP to Non-GAAP Reconciliations
(In millions, except per share data)
(unaudited)

The following tables detail the reconciliation of GAAP financial measures to non-GAAP financial measures included in this release:

Operating income:
	Three Months Ended December 31,		Year Ended December 31,
	2013	2014	2013	2014

GAAP income from operations	$7.9	$5.7	$32.0	$31.0
Stock-based compensation	2.7	4.5	9.2	14.6
Amortization of acquired intangibles	2.2	4.0	9.1	11.8
Contingent consideration	(2.4)	0.1	(5.4)	0.4
Non-GAAP income from operations	$10.4	$14.3	$44.9	$57.8
Non-GAAP income from operations as a percentage of total revenue	18.8%	18.2%	20.5%	21.6%

Net income:
	Three Months Ended December 31,		Year Ended December 31,
	2013	2014	2013	2014

GAAP net income	$5.3	$3.1	$21.7	$18.2
Stock-based compensation	2.7	4.5	9.2	14.6
Amortization of acquired intangibles	2.2	4.0	9.1	11.8
Contingent consideration	(2.4)	0.1	(5.4)	0.4
Tax effect of above adjustments *	(1.6)	(3.4)	(8.3)	(10.8)
Non-GAAP net income	$6.2	$8.3	$26.3	$34.2

Weighted average shares used in computing Non-GAAP per share amounts (diluted)	36.3	36.5	35.3	36.3

Non-GAAP diluted net income per share	$0.17	$0.23	$0.74	$0.94

* Tax effect adjustment assumes a 40% tax rate

Reconciliation of GAAP net income to Non-GAAP Adjusted EBITDA:
	Three Months Ended December 31,		Year Ended December 31,
	2013	2014	2013	2014
GAAP net income	$5.3	$3.1	$21.7	$18.2
Interest income	(0.0)	(0.0)	(0.0)	(0.0)
Interest expense	0.3	0.6	1.3	1.6
Income tax provision	2.5	2.0	9.2	11.9
Depreciation	0.8	1.5	3.5	4.4
Amortization and change in contingent consideration	1.9	6.4	11.6	21.0
Stock-based compensation expense	2.7	4.5	9.2	14.6
Adjusted EBITDA	$13.5	$18.1	$56.5	$71.7

CONTACT:
Investor Contact:
ICR
Staci Mortenson, 203-682-8273
Staci.mortenson@icrinc.com
or
Media Contact:
WageWorks, Inc.
Britta Meyer, 650-577-5208
Britta.Meyer@wageworks.com